As filed with the Securities and Exchange Commission on February 8, 2023

Registration No. _________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement Under The Securities Act of 1933

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	11-2277818 (I.R.S. Employer Identification Number)

333 BAYVIEW AVENUE

AMITYVILLE, NEW YORK 11701

(Address of Principal Executive Officers)

NAPCO SECURITY TECHNOLOGIES, INC. 2018 NON-EMPLOYEE

STOCK OPTION PLAN

NAPCO SECURITY TECHNOLOGIES, INC. NON-EMPLOYEE DIRECTOR 2022 STOCK OPTION PLAN

NAPCO SECURITY TECHNOLOGIES, INC. 2022 EMPLOYEE STOCK OPTION PLANS

(Full Title of the Plans)

KEVIN S. BUCHEL

Senior Vice President of Operations and Finance

NAPCO Security Technologies, Inc.

333 Bayview Avenue

Amityville, New York 11701

(Name and address of agent for service)

(631) 842-9400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filter	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

PART I

ITEM 1.PLAN INFORMATION*

ITEM 2.REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.*

- - - - - - - - - - - - -

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022;
(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022, December 31, 2022;
(c)	the Registrant’s Current Reports on Form 8-K dated August 29, 2022, November 7, 2022 and December 5, 2022;
(d)	the description of the Common Stock of Registrant contained in Exhibit 4.10 to Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.DESCRIPTION OF SECURITIES.

Not required.

ITEM 5.INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a)Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
(b)The Amended and Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the DGCL, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters.
(c)The By-laws of the Company provide to the extent not prohibited by law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other Company, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not Directors or officers of the Company may be similarly indemnified in respect of service to the Company or to an Other Entity at the request of the Company to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article.
(d)The Company has purchased directors’ and officers’ liability insurance to insure our officers and directors against certain liabilities.
(e)The Company has entered into indemnification agreements with certain directors and officers of the Company. The general effect of the indemnification agreements is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by the law against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of the Company, by reason of their service in the foregoing capacities.

ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.EXHIBITS.

See attached Exhibit Index.

ITEM 9.UNDERTAKINGS.

(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;
(iv)provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if this registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
(2)That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amityville, State of New York, on this 8th day of February 2023.

NAPCO SECURITY TECHNOLOGIES, INC.

By:	/s/RICHARD L. SOLOWAY
Name:	Richard L. Soloway
Title:	Chairman of the Board and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Soloway and Kevin S. Buchel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/RICHARD L. SOLOWAY	Chairman of the Board of Directors, President and Secretary (Principal Executive Officer) and Director	February 8, 2023
Richard L. Soloway

/s/KEVIN S. BUCHEL	Executive Vice President of Operations and Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer), and Director	February 8, 2023
Kevin Buchel

/s/PAUL S. BEEBER	Director	February 8, 2023
Paul S. Beeber

/s/RICK LAZIO	Director	February 8, 2023
Rick Lazio

/s/DAVID A. PATERSON	Director	February 8, 2023
David A. Paterson

/s/DONNA SOLOWAY	Director	February 8, 2023
Donna Soloway

/s/ROBERT UNGAR	Director	February 8, 2023
Robert Ungar

/s/ANDREW WILDER	Director	February 8, 2023
Andrew Wilder

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i) to the Annual Report of the Registrant on Form 10-K (Commission file no. 0-10004) for the fiscal year ended June 30, 2011).

4.2

Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(ii) to the Annual Report on Form 10-K (Commission file no. 0-10004)for the fiscal year ended June 30, 2011).

4.3

Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(iv) to the Report on Form 8-K (Commission file no. 0-10004) filed on December 7, 2021).

4.4	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(ii) of the Annual Report of the Registrant on Form 10-K for the fiscal year ended June 30, 2010).

4.5	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 10.3 of the Report of the Registrant on Form 8-K filed on September 8, 2020).

4.6

NAPCO Security Technologies Inc. 2018 Non-Employee Stock Option Plan (incorporated by reference to Appendix B to the Proxy Statement of Registrant dated October 29, 2018 for the 2018 Annual Meeting of Stockholders).

4.7*	Form of Stock Option Agreement under 2018 Non-Employee Stock Option Plan.

4.8	NAPCO Security Technologies Inc. 2020 Non-Employee Stock Option Plan (incorporated by reference to Appendix A to the Proxy Statement of Registrant dated April 13, 2020).

4.9*	Form of Stock Option Agreement under 2020 Non-Employee Stock Option Plan.

4.10

NAPCO Security Technologies Inc. 2022 Employee Stock Option Plan (incorporated by reference to Appendix A to the Proxy Statement of Registrant dated October 31, 2022, for the 2022 Annual Meeting of Stockholders).

4.11*	Form of Stock Option Agreement under 2022 Employee Stock Option Plan.

5*	Opinion and Consent of Forman & Shapiro LLP regarding the legality of the securities being offered hereby.

23.1*	Independent Auditor’s Consent.

23.3	Consent of Forman & Shapiro LLP (contained in Exhibit 5).

107	Calculation of Filing Fee Table

*	included herewith